                                                                      EXHIBIT 11



INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Global Holdings Inc.:



We consent to the use in Post-Effective Amendment No. 15 to Registration Statement No. 2-89834 of our report dated January 12, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP


Princeton, New Jersey


March 27, 1996